Exhibit 99

FOR IMMEDIATE RELEASE

3M Affirms 2011 EPS Expectations; Addresses 2012 Outlook

New York, NY – Dec. 6, 2011 – At a meeting of analysts and institutional investors today, 3M (NYSE: MMM) will affirm its 2011 earnings-per-share expectation of $5.85 to $5.95 and provide a roadmap for the company’s 2012 earnings-per-share expectation of $6.25 to $6.50.

George W. Buckley, 3M chairman, president and chief executive officer, will analyze the current economic environment and its implications for 3M as he reinforces the company’s strategy for accelerated global growth. Inge Thulin, 3M chief operating officer, will discuss the intricacies of transforming 3M’s growth strategy into tangible results.

In addition, Chris Holmes, executive vice president, Industrial and Transportation, Paul Steece, vice president, Electrical Markets, and Stefan Gabriel, president, 3M New Ventures, will punctuate the growth strategy with winning examples of 3M innovation and ingenuity.

3M CFO David Meline will detail the company’s 2012 financial outlook and ongoing actions to enhance shareholder value. The company anticipates 2012 sales of $30.2 billion to $31.5 billion, operating margins of 21 percent to 22.5 percent and earnings of $6.25 to $6.50 per share.

“In uncertain economic times, it’s even more important to consistently innovate and differentiate ourselves,” Buckley said. “Certainly current circumstances require increased attention to the bottom line, but whatever 2012 holds, we intend to catapult ourselves ahead of the pack.  Our overriding focus remains oriented towards higher growth.”

A live webcast of the 8:00 a.m. ET meeting will be available on 3M’s Investor Relations home page at http://investor.3m.com. Replays will also be available after the meeting.

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic and capital markets conditions and other factors beyond the Company’s control, including natural and other disasters affecting the operations of the Company or its customers; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; and (9) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its subsequent quarterly reports on Form 10Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Report). The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

About 3M

3M captures the spark of new ideas and transforms them into thousands of ingenious products. Our culture of creative collaboration inspires a never-ending stream of powerful technologies that make life better. 3M is the innovation company that never stops inventing. With $27 billion in sales, 3M employs about 80,000 people worldwide and has operations in more than 65 countries. For more information, visit www.3M.com or follow @3MNews on Twitter.

Investor Contacts:

Matt Ginter

(651) 733-8206

Bruce Jermeland

(651) 733-1807

Media Contact:

Jacqueline Berry

(651) 733-3611